       As filed with the Securities and Exchange Commission July 22, 1998


                                                      Registration No. 333-48279
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         7363                        38-3323099
(State or other jurisdiction         (Primary Standard              (I.R.S. Employer
             of                  Industrial Classification         Identification No.)
      incorporation or                 Code Number)
        organization)

MSX International Business Services, Inc.............            7363                  38-3323109
MSX International Engineering Services, Inc..........            8711                  38-3323110
MSX International (Holdings), Inc....................            6719                  38-3325699
MSX International (USA), Inc.........................            6719                  38-3325698
Geometric Results Incorporated.......................            7363                  38-2703800
(Exact name of registrant as specified in its              (Primary Standard        (I.R.S. Employer
  charter)                                             Industrial Classification   Identification No.)
                                                             Code Number)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                               275 Rex Boulevard
                          Auburn Hills, Michigan 48236
                                 (248) 299-1000
   (Address and telephone number of registrant's principal executive offices)

                               Carol Creel, Esq.
                                General Counsel
                               275 Rex Boulevard
                          Auburn Hills, Michigan 48236
                                 (248) 299-1000
           (Name, address and telephone number of agent for service)
                               ------------------

                                   COPIES TO:
                            DAVID W. FERGUSON, ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                       AMOUNT             PROPOSED             PROPOSED
     TITLE OF EACH CLASS OF             TO BE         MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED      PRICE PER NOTE(1)    OFFERING PRICE(1)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
11 3/8% Senior Subordinated
  Notes due 2008................    $100,000,000            100%             $100,000,000           $29,500
-----------------------------------------------------------------------------------------------------------------
Guarantees of 11 3/8% Senior
  Subordinated Notes due 2008...         (2)                (2)                  (2)                  (2)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n) no registration fee is required with respect to the Guarantees of the Senior Subordinated Notes registered hereby.
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provisions eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction form which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provision becomes effective.

     Article FOUR, Section 1 of the Company's By-laws provides as follows:

          "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not apposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


   3.1    --  Restated Certificate of Incorporation of the Company.
   3.2    --  Amended and Restated By-laws of the Company.
   4.1    --  Indenture dated as of January 15, 1998 by and between the
              Company, the Subsidiary Guarantors and IBJ Schroder Bank &
              Trust Company, as trustee, in respect of the 11 3/8% Senior
              Subordinated Notes due 2008.
   4.2    --  Form of Exchange Notes.
   4.3    --  Registration Agreement dated as of January 16, 1998 by and among the Company, the Subsidiary Guarantors and Salomon
              Brothers Inc, Lehman Brothers Inc. and First Chicago Capital
              Markets, Inc.
   5.1    --  Opinion of Davis Polk & Wardwell as to the validity of the
              Exchange Notes.
  10.1    --  Stockholders' Agreement dated as of January 3, 1997 among the Company, MascoTech, Inc. ("MascoTech"), Citicorp Venture
              Capital, Ltd. ("CVC") and certain executive officers and
              directors of the Company.
  10.2    --  Registration Rights Agreement dated as of January 3, 1997 among the Company, CVC, MascoTech and certain executive
              officers and directors of the Company.
  10.3    --  Amended and Restated Credit Agreement dated as of April 14,
              1998 among the Company, the Subsidiary Guarantors and NBD
              Bank as agent to the lenders party thereto.
  10.4    --  Master Vendor Agreement dated as of August 31, 1997 between the Company and Ford Motor Company ("Ford").
  10.5    --  Master Supply Agreement dated as of August 31, 1997 between the Company and Ford.
  10.6    --  MascoTech Subscription Agreement dated as of January 3, 1997 between the Company and MascoTech.
  10.7    --  CVC Subscription Agreement dated as of January 3, 1997 between the Company and CVC.
  10.8    --  Management Subscription Agreement dated as of January 3,
              1997 between the Company and certain executive officers of the Company.
  10.9    --  Stock Purchase Agreement dated as of July 25, 1997 between
              MSX International (Holdings), Inc. and Ford.
  10.10   --  Acquisition Agreement dated as of November 12, 1996 among the Company, MascoTech and ASG Holdings Inc.
  10.11   --  Employment Agreement dated as of January 3, 1997 between the
              Company and Ralph L. Miller.
  10.12   --  Employment Agreement dated as of January 3, 1997 between the
              Company and Frederick K. Minturn.
  10.13   --  Employment Agreement dated as of August 28, 1997 between the
              Company and Don Springer.
  10.14   --  Deferred Compensation Plan.
  12.1    --  Statement re: Computation of Ratio of Earnings to Fixed
              Charges.
  21.1    --  Subsidiaries of the Company.
 *23.1    --  Consent of PricewaterhouseCoopers LLP
 *23.2    --  Consent of PricewaterhouseCoopers LLP
 *23.3    --  Consent of PricewaterhouseCoopers LLP
 *23.4    --  Consent of Ernst & Young LLP
  23.5    --  Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).
  25.1    --  Statement of eligibility of Trustee on Form T-1.
  99.1    --  Letter of Transmittal.
  99.2    --  Notice of Guaranteed Delivery.

  99.3    --  Instruction to Registered Holder and/or Book-entry transfer of Participant.
  99.4    --  Form of Letter to Clients.
  99.5    --  Form of Letter to Registered Holders and Depository Trust
              Company Participants.


-------------------------

* Filed herewith


ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on July 22, 1998.


                                          MSX INTERNATIONAL, INC.


                                          By:      /s/ ERWIN H. BILLIG

                                            ------------------------------------
                                                      Erwin H. Billig
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by the following persons, in the capacities indicated on July 22, 1998.


                   NAME                                                 TITLE
                   ----                                                 -----

                    *                           Chief Executive Officer; Chairman of the Board of
------------------------------------------      Directors
             Erwin H. Billig

                    *                           Special Assistant to the Chairman of the Board;
------------------------------------------      Director
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Executive Vice President; Chief Financial Officer
------------------------------------------
           Frederick K. Minturn

                    *                           Director
------------------------------------------
           Richard A. Manoogian

                    *                           Director
------------------------------------------
          Richard M. Cashin, Jr.

                    *                           Director
------------------------------------------
            Michael A. Delaney

                    *                           Director
------------------------------------------
              David E. Cole

                    *                           Director
------------------------------------------
               Lee Gardner

* by power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on July 22, 1998.


                                          GEOMETRIC RESULTS INCORPORATED

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by the following persons, in the capacities indicated on July 22, 1998.


                   NAME                                                 TITLE
                   ----                                                 -----

                    *                           Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

                    *                           Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on July 22, 1998.


                                          MSX INTERNATIONAL BUSINESS SERVICES,
                                          INC.

                                          By:      /s/ EDWARD MANNINO
                                            ------------------------------------
                                                       Edward Mannino
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by the following persons, in the capacities indicated on July 22, 1998.


                   NAME                                                 TITLE
                   ----                                                 -----

                    *                           Chief Executive Officer
------------------------------------------
             Erwin H. Billig

                    *                           Director
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Vice President, Treasurer and Assistant Secretary
------------------------------------------
           Frederick K. Minturn

            /s/ EDWARD MANNINO                  President
------------------------------------------
              Edward Mannino

* by power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on July 22, 1998.


                                          MSX INTERNATIONAL ENGINEERING
                                          SERVICES, INC.

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by the following persons, in the capacities indicated on July 22, 1998.


                   NAME                                                 TITLE
                   ----                                                 -----

                    *                           Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

                                                Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn

* by power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on July 22, 1998.


                                          MSX INTERNATIONAL (HOLDINGS), INC.


                                          By:      /s/ RALPH L. MILLER

                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by the following persons, in the capacities indicated on July 22, 1998.



                   NAME                                                 TITLE
                   ----                                                 -----

                    *                           Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

                    *                           Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn


* by power of attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on July 22, 1998.


                                          MSX INTERNATIONAL (USA), INC.


                                          By:      /s/ RALPH L. MILLER

                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 has been signed by the following persons, in the capacities indicated on July 22, 1998.



                   NAME                                                 TITLE
                   ----                                                 -----

                    *                           Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

                    *                           Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn


* by power of attorney

                                 EXHIBIT INDEX



   3.1    --    Restated Certificate of Incorporation of the Company
   3.2    --    Amended and Restated By-laws of the Company.
   4.1    --    Indenture dated as of January 15, 1998 by and between the
                Company, the Subsidiary Guarantors and IBJ Schroder Bank &
                Trust Company, as trustee, in respect of the 11 3/8% Senior
                Subordinated Notes due 2008.
   4.2    --    Form of Exchange Notes.
   4.3    --    Registration Agreement dated as of January 16, 1998 by and among the Company, the Subsidiary Guarantors and Salomon
                Brothers Inc, Lehman Brothers Inc. and First Chicago Capital
                Markets, Inc.
   5.1    --    Opinion of Davis Polk & Wardwell as to the validity of the
                Exchange Notes.
  10.1    --    Stockholders' Agreement dated as of January 3, 1997 among
                the Company, MascoTech, Inc. ("MascoTech"), Citicorp Venture
                Capital, Ltd. ("CVC") and certain executive officers and
                directors of the Company.
  10.2    --    Registration Rights Agreement dated as of January 3, 1997
                among the Company, CVC, MascoTech and certain executive
                officers and directors of the Company.
  10.3    --    Amended and Restated Credit Agreement dated as of April 14,
                1998 among the Company, the Subsidiary Guarantors and NBD
                Bank as agent to the lenders party thereto.
  10.4    --    Master Vendor Agreement dated as of August 31, 1997 between the Company and Ford Motor Company ("Ford").
  10.5    --    Master Supply Agreement dated as of August 31, 1997 between the Company and Ford.
  10.6    --    MascoTech Subscription Agreement dated as of January 3, 1997 between the Company and MascoTech.
  10.7    --    CVC Subscription Agreement dated as of January 3, 1997
                between the Company and CVC.
  10.8    --    Management Subscription Agreement dated as of January 3,
                1997 between the Company and certain executive officers of the Company.
  10.9    --    Stock Purchase Agreement dated as of July 25, 1997 between
                MSX International (Holdings), Inc. and Ford.
  10.10   --    Acquisition Agreement dated as of November 12, 1996 among
                the Company, MascoTech and ASG Holdings Inc.
  10.11   --    Employment Agreement dated as of January 3, 1997 between the
                Company and Ralph L. Miller.
  10.12   --    Employment Agreement dated as of January 3, 1997 between the
                Company and Frederick K. Minturn.
  10.13   --    Employment Agreement dated as of August 28, 1997 between the
                Company and Don Springer.
  10.14   --    Deferred Compensation Plan.
  12.1    --    Statement re: Computation of Ratio of Earnings to Fixed
                Charges.
  21.1    --    Subsidiaries of the Company.
 *23.1    --    Consent of PricewaterhouseCoopers LLP
 *23.2    --    Consent of PricewaterhouseCoopers LLP
 *23.3    --    Consent of PricewaterhouseCoopers LLP
 *23.4    --    Consent of Ernst & Young LLP
  23.5    --    Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).
  25.1    --    Statement of eligibility of Trustee on Form T-1.
  99.1    --    Letter of Transmittal.
  99.2    --    Notice of Guaranteed Delivery.
  99.3    --    Instruction to Registered Holder and/or Book-entry transfer of Participant.
  99.4    --    Form of Letter to Clients.
  99.5    --    Form of Letter to Registered Holders and Depository Trust
                Company Participants.


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* Filed herewith